UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 20, 2007, the chairman of the audit committee of Silicon Storage Technology, Inc., or SST, preliminarily determined that SST’s  previously-issued financial statements for the fiscal years 1997 through 2005 and for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 will need to be restated to correct errors related to accounting for stock-based compensation expense.   A press release announcing the determination is attached hereto as Exhibit 99.1.

As previously announced on March 15, 2007, SST is conducting a voluntary review of its historical stock option grant practices covering the time from SST’s initial public offering in 1995 through the current fiscal year. The chairman of the audit committee of the board of directors is conducting this review with the assistance of independent outside counsel and outside accounting experts. The chairman’s review has found instances of the use of incorrect measurement dates for certain option grants.

At this time, the chairman has not completed the forensic review of the option grants and the financial impact of using incorrect measurement dates has not been finalized. However, the chairman has reached a preliminary conclusion  that SST will need to restate its historical financial statements to record additional non-cash stock-based compensation expense related to stock option grants as a result of errors in recording the measurement date for certain stock option grants. Accordingly, SST advises that all of its financial statements and related communications for periods commencing on or after January 1, 1997 should not be relied upon. The chairman has discussed the matters disclosed in this Item 4.02(a) with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

The stock-based compensation charges incurred will have the effect of decreasing reported net income or increasing reported loss from operations and decreasing the reported retained earnings figures contained in SST’s historical financial statements for the periods noted above. SST does not expect that the anticipated restatements will have any impact on its historical revenues or cash position for any period. SST’s independent registered public accounting firm has not completed its review of the findings of the chairman’s review.

SST intends to file its restated financial statements and its delinquent Annual Report for the year ended December 31, 2006 and delinquent Quarterly Report for the quarter ended March 31, 2007 as soon as practicable.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits
    Exhibit 99.1    Press Release, dated July 23, 2007, entitled “SST Announces Restatement Related to Stock-Based Compensation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated  July 23, 2007

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ JAMES BOYD
James Boyd
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 23, 2007, entitled “SST Announces Restatement Related to Stock-Based Compensation.”